Exhibit No. 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-208410, 333-100561 and 333-278656 of The Procter & Gamble Company on Form S-8 of our report dated September 24, 2024, relating to the financial statements of The Procter & Gamble 1-4-1 Plan, appearing in this Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended June 30, 2024.

/s/Deloitte LLP

DELOITTE LLP

Manchester, United Kingdom

September 24, 2024